Exhibit 99.2

1 2 3 East 60 40 0 West Growth Synergies Progress Leverage combined go to market capabilities P&G technologies applied to Gillette brands

1 2 3 East 916 190 117 1 2 3 East 916 190 117 Cost Synergies $1 to $1.2 Billion Marketing Purchasing Manufacturing Logistics ~75% New Synergies Split SG&A ~80% Old Synergies Split SG&A Purchasing Manufacturing Logistics Marketing

EPS Impact on P&G Cents per Share Year 1 Year 2 Year 3 Previous guidance (25 - 35) (5-10) 1-5 FY05/06 FY06/07 FY07/08 Translated guidance (20-26) (12-18) About Neutral

EPS Impact on P&G Cents per Share FY '06 FY '07 FY '08 Gillette earnings consensus 44 61 67 New shares net of buyback (52-56) (77-81) (81-87) Synergy and other benefits 5-7 15-20 27-32 New D&A (intangibles) (5-6) (6-8) (6-8) One time impacts/Other (11-15) (5-10) (0-5) EPS impact on P&G (20-26) (12-18) About Neutral Of which non-cash charges 8-10 7-9 6-8

Upside To Sustainable Growth Model Through The End Of The Decade Double Digit EPS Growth Upside Sales Growth +5% to +7%* 2010 Operating Margin of about 24% ** * Excluding the impact of foreign exchange ** Adjusted for expensing of stock options